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                                                                   EXHIBIT 10(f)


                            DEPOSIT ESCROW AGREEMENT


         THIS DEPOSIT ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into this 28th day of December, 2000, by and among NEXTMEDIA GROUP II, INC. ("Seller"); REGENT BROADCASTING OF ERIE, INC. and Regent Licensee OF ERIE, Inc. (collectively, "Buyers"); and MEDIA VENTURE PARTNERS, as escrow agent ("Escrow Agent").

                              W I T N E S S E T H:

         THAT, WHEREAS, Buyers, Seller and NextMedia Licensing, Inc. have entered into a certain Asset Purchase Agreement, dated as of December 28, 2000 (the "Purchase Agreement"), pursuant to which Buyers will purchase certain assets and assume certain obligations described in the Purchase Agreement; and

         WHEREAS, Buyers and Seller desire Escrow Agent to serve as Escrow Agent for certain monies to be held to secure Buyers' performance under the Purchase Agreement, and Escrow Agent is willing to do so, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, on the basis of the mutual promises and covenants set forth herein, it is agreed as follows:

                           1. Delivery of Escrow Fund

         1.1 Simultaneously with the execution hereof, Buyers will deliver to Escrow Agent by wire transfer the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) or an irrevocable, stand-by letter of credit (in substantially the form of Attachment 1 hereto) in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00), which Escrow Agent will hold under the terms of this Agreement (the deposit in cash and/or letter of credit being referred to herein as the "Escrow Fund").

         1.2 The Escrow Fund shall be held on the terms and subject to the limitations set forth herein as a source of funds for the payment of liquidated damages in the event that a Closing under the Purchase Agreement is not consummated by reason of a material breach by Buyers, and shall be released by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

         1.3 In the event the Escrow Fund is in the form of a letter of credit and such letter of credit being held by Escrow Agent has not been renewed and will expire within forty-five (45) days, upon written direction of Seller, and regardless of any contrary instructions or notice that may be received by Escrow Agent from or on behalf of Buyers, Escrow Agent shall forthwith draw on such letter of credit in full and thereafter hold the cash proceeds in escrow as the Escrow Fund in accordance with the terms and provisions of this Agreement.



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                 2. Maintenance and Distribution of Escrow Fund

         2.1 Escrow Agent shall hold or promptly place such portion of the Escrow Fund consisting of cash in such investment vehicle and financial institution as may be designated by Buyers from time to time. In the event Escrow Agent receives no such designation, Escrow Agent shall invest the cash Escrow Fund in federally-insured savings accounts. Escrow Agent shall not be liable for the investment results, or lack thereof, achieved by the investment vehicle chosen by Buyers, nor shall Escrow Agent have any liability for loss of the Escrow Fund in the event of the financial failure of the financial institution chosen by Buyers. Any and all interest earned on the cash Escrow Fund shall belong to Buyers and under no circumstances shall such interest be distributed to Seller.

         2.2 At the time and place of the Closing under the Purchase Agreement, and simultaneously with the performance by Buyers and Seller of their respective obligations under the Purchase Agreement, Buyers and Seller shall instruct the Escrow Agent to deliver or pay the cash portion of the Escrow Fund to Seller to be applied to the Purchase Price to be paid to Seller, the interest accrued thereon shall be paid to Buyers, and the letter of credit shall be returned to Buyers.

         2.3 On the seventh (7th) day after Escrow Agent's receipt of written notice from Seller (with evidence of service of such notice on Buyers) that (a) the Purchase Agreement has been terminated pursuant to Section 16.1.3 of the Purchase Agreement because of either Buyer's material breach of the Purchase Agreement which was not cured within any applicable cure period, (b) Seller is not in material default or breach of the Purchase Agreement, and (c) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be expected to be satisfied by the Closing) ("Seller's Notice"), Escrow Agent shall deliver the Escrow Fund to Seller; provided, however, that Escrow Agent shall make no such delivery if Buyers, prior to the expiration of the aforesaid 15-day period, have provided notice to Escrow Agent and Seller of their countervailing claim to the Escrow Fund or otherwise claims that Seller is not entitled to the Escrow Fund for any reason ("Buyers' Rebuttal Notice").

         2.4 On the seventh (7th) day after Escrow Agent's receipt of written notice from Buyers (with evidence of service of such notice on Seller) that the Purchase Agreement has been terminated for any reason other than the circumstances described in Section 2.3 above ("Buyers' Notice"), Escrow Agent shall deliver the Escrow Fund to Buyers; provided, however, that Escrow Agent shall make no such delivery if Seller, prior to the expiration of the aforesaid 15-day period, have provided notice to Escrow Agent and Buyers of Seller's countervailing claim to the Escrow Fund or otherwise claims that Buyers are not entitled to the Escrow Fund for any reason ("Seller's Rebuttal Notice").

         2.5 After timely receipt by Escrow Agent of Seller's Rebuttal Notice or Buyers' Rebuttal Notice, Escrow Agent shall not deliver the Escrow Fund until such time as Escrow Agent receives: (a) a written agreement signed by Seller and Buyers providing instructions as to the disposition of the Escrow Fund, or (b) a certified copy of an order or judgment from an arbitrator or court which has become final (meaning that the order or judgment is no longer subject to appeal to or review by a court of competent jurisdiction) with respect to the disposition of the Escrow Fund, at which time, Escrow Agent shall deliver the Escrow Fund in accordance with said agreement, order or judgment. Notwithstanding the foregoing, after receipt by Escrow Agent of Seller's Rebuttal Notice or Buyer's



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Rebuttal Notice, Escrow Agent may, but need not: (a) deposit the Escrow Fund with any court which has properly assumed jurisdiction of any dispute hereunder, or (b) commence an action in interpleader in any court of competent jurisdiction in Georgia and deposit the Escrow Fund and any interest earned thereon with such court; and thereupon, Escrow Agent shall be discharged from all further duties under this Agreement.

         2.6 Notwithstanding any other provision of this Escrow Agreement, Escrow Agent shall, upon receipt of written instructions signed jointly by Seller and Buyers, deliver the Escrow Fund to the party or parties named in, or otherwise act in accordance with such instructions.

                              3. General Provisions

         3.1 This Escrow Agreement shall become effective as of the date hereof and shall continue in force until the final delivery of the Escrow Fund and any interest earned thereon by Escrow Agent pursuant to the terms of this Escrow Agreement. This Agreement shall then terminate and the Escrow Agent shall be discharged of all responsibility hereunder.

         3.2 All notices, demands or other communications required or permitted by this Escrow Agreement shall be in writing and shall be: (a) delivered personally, (b) sent, charges prepaid, by nationally recognized overnight delivery service, or (c) by facsimile transmission, to all of the following persons at the specified addresses or facsimile transmission phone number (or at such other address or facsimile transmission phone number as any party may designate in writing to the other parties):

                  To Seller:          NextMedia Group II, Inc.
                                      6312 South Fiddler's Green Circle
                                      Suite 360-E
                                      Englewood, CO  80111
                                      Attention:  Mr. Sean Stover
                                      Fax:  (310) 445-4606

                  Copy to:            Leibowitz and Associates, P.A.
                                      1 SE 3rd Avenue
                                      Miami, FL  33131-1715
                                      Attention:  Matthew L. Leibowitz, Esq.
                                      Fax:  (305) 530-9417


                  If to Buyers:       Regent Broadcasting of Erie, Inc.
                                      c/o Regent Communications, Inc.
                                      100 East RiverCenter Boulevard, 9th Floor
                                      Covington, Kentucky 41011
                                      Attention:  Mr. Terry S. Jacobs
                                      Fax:  (606) 292-0352



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                  Copy to:            Strauss & Troy
                                      The Federal Reserve Building
                                      150 East Fourth Street
                                      Cincinnati, Ohio 45202-4018
                                      Attention:  Alan C. Rosser, Esq.
                                      Fax: (513) 241-8259

         If to Escrow Agent:          Media Venture Partners
                                      50 Francisco Street
                                      Suite 450
                                      San Francisco, CA  94133
                                      Attention:  Mr. Elliott Evers
                                      Fax:  (415) 391-4912

A copy of any notice or communication given by any party to any other party hereto shall be given at the same time to every party to this Escrow Agreement. Each notice, demand or other communication which shall be delivered or sent in the manner described above shall be deemed effective for all purposes at such time it is actually delivered to the addressee (with the delivery receipt or the affidavit of messenger or facsimile confirmation sheet being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         3.3 In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Escrow Agreement, except where its acts are the result of its own gross negligence or willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it and signed by Buyers and Seller. No right, duty or obligations of the Escrow Agent hereunder shall be changed or modified without the Escrow Agent's prior written consent.

         3.4 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it in connection herewith, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it reasonably believes to be genuine and what it purports to be.

         3.5 In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in accordance with such advice. Buyers, on the one hand, and Seller, on the other hand, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow Agreement, including any claims by third parties, unless such liability, loss, claim or damage is a result of Escrow Agent's own gross negligence or willful misconduct. This indemnification shall survive termination of this Escrow Agreement.


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         3.6 The Escrow Agent may resign at any time by giving a minimum of thirty (30) days prior written notice of resignation to both Buyers and Seller, such resignation to be effective on the date specified in such notice. Any assets held by the Escrow Agent under the terms of this Escrow Agreement as of the effective date of the resignation shall be delivered to a successor Escrow Agent designated in writing by both Buyers and Seller.

         3.7 Escrow Agent is not a party to, and is not bound by, any agreement relating to the Escrow Fund other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

         3.8 The Escrow Agent shall be compensated for its services hereunder according to its customary charges, to be paid one-half by Seller and one-half by Buyers. In the event that Buyers or Seller file a lawsuit or institute arbitration or other formal legal action against the other (including any counterclaim to a lawsuit filed by the other party) to enforce its right to the Escrow Fund under this Agreement, the prevailing party shall be reimbursed by the other party (either Seller or Buyers for costs and expenses incurred therewith, including reasonable attorneys' fees.

         3.9 This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         3.10 The construction and performance of this Escrow Agreement shall be governed by the laws of the State of California without giving effect to the choice of law provisions thereof.

         3.11 This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

                                            SELLER:

                                            NEXTMEDIA GROUP II, INC.

                                            By:      /s/ Matthew L. Leibowitz
                                                     --------------------------
                                            Name:    Matthew L. Leibowitz
                                                     --------------------------
                                            Its:     Secretary
                                                     --------------------------



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                               BUYERS:

                               REGENT BROADCASTING OF ERIE, INC.

                               By:      /s/ Terry S. Jacobs
                                        --------------------------------------
                               Name:    Terry S. Jacobs
                                        --------------------------------------
                               Its:     Chairman and Chief Executive Officer
                                        --------------------------------------


                               REGENT LICENSEE OF ERIE, INC.

                               By:      /s/ Terry S. Jacobs
                                        --------------------------------------
                               Name:    Terry S. Jacobs
                                        --------------------------------------
                               Its:     Chairman and Chief Executive Officer
                                        --------------------------------------


                               ESCROW AGENT:

                               MEDIA VENTURE PARTNERS

                               By:      /s/ Elliott B. Evers
                                        --------------------------------------
                               Name:    Elliott B. Evers
                                        --------------------------------------
                               Its:     Managing Director
                                        --------------------------------------